Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

SensaSure Technologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price			Fee Rate		Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(f)	6,770,395	(1)	$0.75		$5,077,796.41	(2)		0.00014760	$749.48
Fees to Be Paid	Equity	Class A Convertible Preferred Stock par value $0.001 per share	Rule 457(f)	1,675	(1)	$—		$—	(3)	$	__	$—
Fees to Be Paid	Equity	Common stock, par value $0.01 per share, issuable upon conversion of the Class A Convertible Preferred Stock(4)	Rule 457(g)	1,675	(3)	$0.75		$1,256.37	(3)		$0.00014760	$0.19	(3)
Fees to Be Paid	Equity	Class B Convertible Preferred Stock, par value $0.001 per share	Rule 457(f)	5,468	(1)	$—		$—	(4)	$	__	$—
Fees to Be Paid	Equity	Common stock, par value $0.01 per share, issuable upon conversion of the Class B Convertible Preferred Stock(4)	Rule 457(g)	8,748,351		$0.75		$6,561,262.96	(4)		$0.00014760	$968.44	(4)
Fees to Be Paid	Equity	Common Stock Purchase Warrants	Rule 457(g)	—		$—	$	__		$	__	$—
Fees to Be Paid	Equity	Common stock, par value $0.01 per share, issuable upon exercise of the Common Stock Purchase Warrants(4)	Rule 457(f)	211,599	(5)	$0.75		$158,699.28	(5)		$0.00014760	$23.42	(5)
Total Offering Amount								$11,799,015.02				$1,741.53
Total Fees Previously Paid												—
Net Fee Due												$1,741.53

(1)	Pursuant to the merger (the “Merger”) described below, (1) each holder of common stock, par value $0.001 per share (“Verde Common Stock”), of Verde Bio Holdings, Inc., a Nevada corporation (“Verde”), will be entitled to receive, for every 298 shares of Verde Common Stock, one share of common stock, par value $0.01 per share (“SSTC Common Stock”), of SensaSure Technologies Inc., a Nevada corporation (“SSTC”), (2) each holder of Series A preferred stock, par value $0.001 per share, of Verde (“Verde Series A Preferred Stock”) will be entitled to receive for every 298 shares of Verde Series A Preferred Stock, one share of Class A preferred stock, par value $0.001 per share, of SSTC (“SSTC Class A Preferred Stock”), and (3) each holder of Series C preferred stock, par value $0.001 per share, of Verde (“Verde Series C Preferred Stock”) will be entitled to receive for every 0.15 shares of Verde Series C Preferred Stock, one share of Class B preferred stock, par value $0.001 per share, of SSTC (“SSTC Class B Preferred Stock”), in each case based on the closing price of the SSTC Common Stock of $0.75 per share, and the number of fully-diluted shares of Verde Common Stock outstanding, as of March 1, 2024. The aggregate value of SSTC Common Stock issuable in the Merger on a fully-diluted basis shall not exceed $10,000,000. The number of shares of SSTC Common Stock, SSTC Class A Preferred Stock or SSTC Class B Preferred Stock issuable at the effective time of the Merger will be determined based on the based on the closing price of the SSTC Common Stock of $0.75 per share, and the number of fully-diluted shares of Verde Common Stock outstanding, as of such date. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares of SSTC Common Stock, SSTC Class A Preferred Stock or SSTC Class B Preferred Stock, issuable to prevent dilution resulting from stock splits, stock dividends or similar events. No additional consideration will be paid or received for such additional shares, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(2)	Pursuant to Rule 457(c) and 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price of the SSTC Common Stock is equal to the product of (a) 6,770,395, the estimated maximum number of shares of SSTC Common Stock that may be issued in connection with the Merger, multiplied by (b) $0.75, the average high and low prices of the SSTC Common Stock, as reported on the Over-The-Counter Quotation Bureau on March 1, 2024.
(3)

Subject to adjustments, each share of SSTC Class A Preferred Stock will be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares into one share of fully paid and non-assessable share of SSTC Common Stock. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the SSTC Class A Preferred Stock is equal to the product of (a) 1,675, the estimated maximum number of shares of SSTC Common Stock issuable upon conversion of the SSTC Class A Preferred Stock that may be issued in connection with the Merger, multiplied by (b) $0.75, the average high and low prices of the SSTC Common Stock, as reported on the Over-The-Counter Quotation Bureau on March 1, 2024. In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the shares of SSTC Common Stock registered hereby into which the shares of SSTC Class A Preferred Stock are convertible.

(4)

Subject to adjustments, each share of SSTC Class B Preferred Stock will be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares by dividing $1,200 by the conversion price, which is the amount equal to the lower of $0.75 and 100% of the lowest VWAP of the shares of SSTC Common Stock during the fifteen (15) trading days immediately preceding, but not including, the date that such holder elects to convert in accordance with the terms of the certificate of designation for the SSTC Class B Preferred Stock. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the SSTC Class B Preferred Stock is equal to the product of (a) 8,748,351, the estimated maximum number of shares of SSTC Common Stock issuable upon conversion of the SSTC Class B Preferred Stock that may be issued in connection with the Merger, multiplied by (b) $0.75, the conversion price of the SSTC Common Stock on March 1, 2024. In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the shares of SSTC Common Stock registered hereby into which the shares of SSTC Class B Preferred Stock.

(5)	At the effective time of the Merger, SSTC will issue to the holder of Verde common stock purchase warrants, common stock purchase warrants (the “SSTC Warrants”) to purchase up to 211,599 shares of SSTC Common Stock based on the closing price of the SSTC Common Stock of $0.75 per share, and the number of fully-diluted shares of Verde Common Stock outstanding, as of March 1, 2024, at an exercise price equal to $0.75 per share subject to adjustment in certain circumstances. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the SSTC Warrants is equal to the product of (a) 211,599, the estimated maximum number of shares of SSTC Common Stock issuable upon exercise of the SSTC Warrants that may be issued in connection with the Merger, multiplied by (b) $0.75 the exercise price of the SSTC Warrants. In accordance with Rule 457(g) under the Securities Act, because the shares of SSTC Common Stock underlying the SSTC Warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.